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                                                                     Exhibit 5.1




                    [Letterhead of Cadwalader, Wickersham & Taft]








                                   __________, 1997

Anacomp, Inc.
11550 North Meridian Street
Suite 600
Carmel, IN  46032

         Re: Registration Statement on Form S-4 related to 10O% Senior Subordinated Notes due 2004
              ---------------------------------------------------------

Gentlemen:

         We have acted as special counsel for Anacomp, Inc., an Indiana corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), being filed with the Securities and Exchange Commission (the "Commission") on the date hereof and to which this opinion letter is an exhibit. The Registration Statement relates to the Company's offer to exchange its 10O% Senior Subordinated Notes due 2004, Series B (the "Exchange Notes") for any and all of its outstanding 10O% Senior Subordinated Notes due 2004, Series A (the "Old Notes"). The Old Notes were issued, and the Exchange Notes are to be issued, under an indenture, dated as of March 24, 1997 (the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as trustee.

         In rendering the opinions expressed below, we have examined and relied upon, among other things, (a) the Registration Statement, including the Prospectus constituting a part thereof, (b) the Indenture filed as an exhibit to the Registration Statement and (c) originals or copies, certified or otherwise identified to our satisfaction, of such certificates, corporate, public or other records, and other documents as we have deemed appropriate for the purpose of rendering this opinion letter. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents and instruments of all documents and instruments submitted to us as copies or specimens, and the authenticity of the originals of such documents and instruments submitted to us as copies or specimens. We have also made such investigations of


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Anacomp, Inc.                           -2-                      _________, 1997


law as we have deemed appropriate. In addition, we have assumed that the Exchange Notes will be executed and delivered in substantially the form in which they are filed as an exhibit to the Registration Statement.

         We are members of the Bar of the State of New York, and in rendering the opinions below, we do not purport to be an expert in, or express any opinion concerning, the laws of any jurisdiction other than the substantive laws of the State of New York and, where expressly referred to below, the substantive federal laws of the United States of America (in each case without regard to conflicts of law principles).

         Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

              1. The Exchange Notes will be legally and validly issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law), when (a) the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and (b) the Exchange Notes shall have been duly executed, authenticated and delivered as contemplated in the Registration Statement.

              2. The statements made in the Prospectus constituting a part of the Registration Statement under the caption "Certain U.S. Federal Income Tax Considerations," insofar as such statements purport to summarize certain federal income tax laws of the United States of America, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Exchange Notes.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this Firm in the Prospectus constituting a part of the Registration Statement under the caption "Legal Matters," without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.


                                            Very truly yours,

                                            /s/ Cadwalader, Wickersham & Taft